      EXHIBIT 99.1

INTELSPEC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008

Contents

                                                                                               Page

Report of Independent Registered Public Accounting Firm          2

Consolidated Balance Sheets                                                    3

Consolidated Statements of Operations                                      4

Consolidated Statement of Stockholders’ Equity                         5

Consolidated Statements of Cash Flows                                    6

Notes to Consolidated Financial Statements                               7

Kostandinos Jerry Georgatos,
Certified Public Accountants
29042 Hillview St, Hayward
CA 94544

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Intelspec International Inc

We have audited the accompanying balance sheet of Intelspec International Inc as of December 31, 2009, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelspec International Inc as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kostandinos Jerry Georgatos
Kostandinos Jerry Georgatos
Hayward, California
March 31, 2010

INTELSPEC INTERNATIONAL INC.
Consolidated Balance Sheets

ASSETS	December 31, 2009	December 31, 2008

CURRENT ASSETS

Cash	$ 215,077	$ 172,286
Receivables, net	462,795	562,416
Inventories	2,411,443	2,361,449
Prepaid expenses	202,392	124,750
Other current assets	30,141	60,481
Total current assets	3,321,848	3,281,382

FIXED ASSETS, Net	3,186,288	2,429,967

TOTAL ASSETS	$ 6,508,136	$ 5,711,349

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes Payable	$ 2,361,663	$ 2,377,698
Accounts payable	$ 677,596	$ 617,959
Accrued expenses	387,709	147,058
Total current liabilities	3,426,968	3,142,715

TOTAL LIABILITIES	3,426,968	3,142,715

STOCKHOLDERS' EQUITY
Common stock authorized: 75,000,000 shares, $0.001 par value, 16,272,490 and 15,137,500 shares issued and outstanding, respectively	16,272	15,138

Additional paid-in capital	5,617,245	5,133,179

Retained earnings	(2,552,350)	(2,579,683)

Total Stockholders' Equity	3,081,168	2,568,634

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 6,508,136	$ 5,711,349

The accompanying notes are an integral part of these consolidated financial statements.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL, INC.
Consolidated Statements of Operations

	For The Year Ending December 31,
	2009	2008
Net revenues:
Contract Income	$ 889,639	$ 1,358,291
Equipment Rental Income of Power Track	982,688	427,429
Miscellaneous Income of Power Track	94,539	72,458
Total net revenues	1,966,866	1,858,178

Cost of Goods Sold	1,194,671	1,474,115

Gross profit	772,195	384,063

Operating expenses:
General, selling and administrative expenses	221,173	919,752
Salaries and wages	306,758	151,272
Depreciation and amortization expense	61,074	61,005

Total operating expenses	589,006	1,132,029

Income (loss) from operations	183,189	(747,966)
Other income (expense):
Interest expense	-	-
Other income (expense)	(155,856)	(42,750)

Total other income (expense)	(155,856)	(42,750)

Income (loss) before income tax	27,333	(790,716)

Provision for income taxes	-	-

Net Income (Loss)	$ 27,333	$ (790,716)

Basic income (loss) per share	$ 0.002	$ (0.06)

Fully diluted income (loss) per share	$ 0.002	$ (0.06)

Basic weighted average number of shares outstanding	15,220,082	14,286,093

Fully diluted weighted average number of shares outstanding	15,220,082	14,286,093

The accompanying notes are an integral part of these consolidated financial statements.

INTELSPEC INTERNATIONAL, INC
Consolidated Statements of Stockholders' Equity

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance, December 31, 2007	12,785,010	12,785	4,273,407	(1,788,967)	2,497,225

Recapitalization of equity in reverse acquisition	1,214,990	1,215	406,112		407,327
					-
Common stock issued @ $0.40 per share for cash consideration	227,500	228	90,570		90,798

Common stock issued for services @ $0.40 per share	910,000	910	363,090		364,000

Net loss	-	-	-	(790,716)	(790,716)
					-
Balance, December 31, 2008	15,137,500	15,138	5,133,179	(2,579,683)	2,568,634

Common stock issued @ $0.499 per share for cash consideration	315,300	315	157,009		157,324

Common stock issued @ $0.40 per share for cash consideration	819,690	820	327,057		327,877

Net Income				27,333	27,333

Balance, December 31, 2009	16,272,490	16,272	5,617,245	(2,552,350)	3,081,168

The accompanying notes are an integral part of these consolidated financial statements.

Consolidated Statements of Cash Flows
	For the Year Ending December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net income ( loss)	$ 27,333	$ (790,716)
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	287,831	328,839
(Gain)Loss on disposition of assets	155,500	42,494
Changes in operating Assets and Liabilities:
Decrease (increase) in:
Accounts receivable	99,622	(285,779)
Inventories	(49,995)	(872,459)
Prepaid expenses	(77,643)	50,649
Other current assets	30,339	(18,448)
Increase (decrease) in:
Accounts payable	43,602	380,770
Accrued liabilities	240,651	(19,222)

Net Cash Provided (Used) in Operating Activities	757,241	(1,183,873)

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(1,225,652)	(21,960)
Proceeds from sale of Fixed Assets	26,000	370,594

Net Cash Provided (Used) by Investing Activities	(1,199,652)	348,634

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	485,201	862,125

Net Cash Provided by Financing Activities	485,201	862,125

NET INCREASE IN CASH	42,791	26,886

CASH AT BEGINNING OF PERIOD	172,286	145,401

CASH AT END OF PERIOD	$ 215,077	$ 172,286

The accompanying notes are an integral part of these consolidated financial statements.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 1 - ORGANIZATION AND HISTORY

Intelspec International, Inc., (the Company) was incorporated in the State of Nevada, USA, in July 2008.

In August 2008 the Company acquired Intelspec LLC, a Delaware registered company, for $30,000 cash and 150,000 shares of common stock in the Company. Intelspec LLC has had no operations, assets, liabilities or operating agreements since its inception in early 2008.

On September 2, 2008, the Company acquired Power Track Projects FZE, a Fujairah Free Zone, United Arab Emirates registered company. Power Track operations primarily consist of Project & Construction Equipment Management & Services, at a Government earthmoving contract in Ras Al Khaimah U.A.E. The Company and Power Track executed a share exchange agreement, whereby the Company agreed to acquire 100% of the issued and outstanding shares of Power Track, in exchange for 14,000,000 shares of the Company’s common stock. Because the owners of the Company became the principal shareholders of Power Track through the merger, the Company is considered the acquirer for accounting purposes.

In 2009 the Company registered a Branch in Thailand to tender and manage construction projects in Thailand and Cambodia. Revenue from these projects in 2009 was generated by the Branch and consolidated on the financial statements of the Company.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

a.	Principles of Consolidation

The consolidated financial statements for 2009 and 2008 include the operations of Power Track.

All intercompany transactions and balances have been eliminated in the consolidation.

b.	Derivatives

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133”, and SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”, which is effective for the Company as of January 1, 2001. These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

c.	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents.

d.	Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables, and changes in payment histories. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the contractual pay date. Interest is not charged on trade receivables that are past due.

e.	Inventory

Inventories consist of limestone Quarry Run/Feed Stock/Aggregate to be sold, stated at the lower of cost or market. The cost is determined by specific identification method. Cost includes processing costs and other incidental expenses incurred in bringing inventories to their present location and condition. The Company records a reserve if the fair value of inventory is determined to be less than the cost.

f.	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization on capital leases and property and equipment are determined using the straight line method over the estimated useful lives (usually ten years) of the assets or terms of the leases. The following is a summary of the Company’s major categories of property and equipment:

	December 31,
	2009	2008
Plant & Machineries	3,438,224	2,452,572
Furniture & Fixtures	9,299	9,299
Vehicles	77,877	77,877
Leasehold improvements	473,561	473,561
Total	3,998,961	3,013,309
Less: Accumulated Depreciation	812,673	583,342
	3,186,288	2,429,967

Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on the sale of property and equipment are reflected in operations.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

g.      Revenue Recognition

Revenues from Sales and services consist of revenues earned in the Company’s activity as Project & Construction Equipment Management & Operations, sale of quarry run, aggregate, equipment rental income and misc. services provided. All Sales/Service revenue is recognized when the sale/service is complete and the Company has determined that the sale/service proceeds are collectible.

     h.      Stock Based Compensation

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

The Company issued no compensatory options to its employees during the years ended December 31, 2009 and 2008.

      i.      Foreign Exchange

The Company’s reporting currency is the United States dollar. The Company’s functional currency is also the U.S. Dollar. (“USD”) Transactions denominated in foreign currencies are translated into USD and recorded at the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into USD at the foreign exchange rates prevailing at the balance sheet date. Realized and unrealized foreign exchange differences arising on translation are recognized in the income statement.

     j.      Advertising

The Company expenses the cost of advertising as incurred. For the years ended December 31, 2009 and 2008, advertising expenses totaled nil, and are included in direct costs and general and administrative expense in the accompanying statements of income.

     k.      Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (Continued)

     l.      Income per Common Share

The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year, plus the common stock equivalents that would arise from the exercise of stock options and warrants outstanding, using the treasury stock method and the average market price per share during the year. There were 16,272,490 common stock equivalents at December 31, 2009. There were 15,137,500 nos. in common stock equivalents outstanding at December 31, 2008.

     m.      Impairment of Long-Lived Assets

The Company reviews long-lived assets such as property, equipment, investments and definite-lived intangibles for impairment annually and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. As required by Statement of Financial Accounting Standards No. 144, the Company uses an estimate of the future undiscounted net cash flows of the related asset or group of assets over their remaining economic useful lives in measuring whether the assets are recoverable. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets.

Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell. In addition, depreciation of the asset ceases. During the years ended December 31, 2009 and 2008, no impairment of long-lived assets was recorded.

     n.      Concentration of Credit Risk and Significant Customers

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of receivables and notes receivable. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

NOTE 3 – ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 4 – INVENTORY

     Inventory consists of the following at December 31:

	2009	2008

Material Work-in-Progress	$2,541,443	$2,361,449
Less reserve for impaired inventory	(130,000)	(0)

	$2,411,443	$2,361,449

The Company records a reserve if the fair value of inventory is determined to be less than the cost.

NOTE 5 – SHORT-TERM NOTES PAYABLE AND LINES OF CREDIT

The Company has from time to time short-term borrowings from various unrelated and related entities, including its major shareholder WWA Group Inc. These advances are non-interest bearing, unsecured and due upon demand. Because of the short-term nature of the notes the Company has not imputed an interest rate. At December 31, 2009 and 2008 the balances on these notes were $2,361,663 and $2,377,698, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company had non cancellable operating leases in 2008 and 2009, primarily for land, facilities and temporary living quarters for certain employees. Rental expense for these operating leases for the years ended December 31, 2009 and 2008 was approximately $21,571 and $270,562, respectively. In 2009, the Company had an obligation to pay a minimum rent of $35,471 per month, plus a royalty of $.41 per ton of material produced from the mining project area in Ras Al Khaimah, as per weighbridge receipts, to Ninar General Transport Company. The rent and royalty applies to the period from December 1, 2007 until the day the Project is completed, estimated at June 30, 2011. These obligations were assigned to the third party customer that agreed to rent and operate in the project from late 2008 to the end of the project period, resulting in the lower amount of operating lease expense for the Company in 2009.

NOTE 7 – LITIGATION

The Company may become or is subject to investigations, claims or lawsuits ensuing out of the conduct of its business. The Company is currently not aware of any such items, which it believes could have a material effect on its financial position.

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company has advanced amounts to its employees primarily for reimbursable travel and business costs. As of December 31, 2009 and 2008, the Company had no related party receivables.

      EXHIBIT 99.1

INTELSPEC INTERNATIONAL INC.
Notes to the Financial Statements

December 31, 2009 and 2008

NOTE 9 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, investments, receivables, payables, and notes payable. The carrying amount of cash, investments, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of long-term notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

NOTE 10 – RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued guidance on multiple-deliverable arrangements to address how to separate deliverables and how to measure and allocate arrangement consideration. This guidance requires vendors to develop the best estimate of selling price for each deliverable and allocate the arrangement consideration using this selling price. This guidance also expands the disclosure requirements to include both quantitative and qualitative information. This guidance is effective for fiscal years beginning after June 15, 2010. The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In October 2009, the FASB issued guidance that clarifies that the tangible products containing software components and non-software components that function together to deliver a product’s essential functionality will be considered non-software deliverables and will be scoped out of the software revenue recognition guidance. This guidance is effective for the fiscal years beginning after June 15, 2010. The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In January 2010, the FASB issued guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for each of purchases, sales, issuance, and settlements in the reconciliation for fair value measurements using significant unobservable inputs, level 3. Except for the detailed disclosure in the level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance are effective for the fiscal years beginning after December 15, 2009. The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In February 2010, the FASB issued guidance where an entity that either (a) is an SEC filer or (b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of these criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued. All of the amendments in this update are effective upon issuance of the final update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.